UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 10, 2010
American Superconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19672	04-2959321

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

64 Jackson Road, Devens, Massachusetts	01434

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (978) 842-3000
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On November 10, 2010, American Superconductor Corporation (the “Company”) entered into an underwriting agreement with the several underwriters named in the Underwriting Agreement, for which Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc. and Jefferies & Company, Inc. are acting as representatives of the underwriters named therein, to issue and sell 4,600,000 shares of the Company’s common stock, $.01 par value per share, in a public offering pursuant to a registration statement on Form S-3 (File No. 333-170455) and a related prospectus supplement filed with the Securities and Exchange Commission. In addition, the Company granted the underwriters an option exercisable for 30 days from the date of the prospectus supplement to purchase, at the public offering price less underwriting discounts and commissions, up to an additional 690,000 shares of its common stock to cover over-allotments, if any.
The offering was priced at $35.50 per share. The Company expects to receive net proceeds from the offering of approximately $155.1 million, or approximately $178.4 million if the underwriters exercise their over-allotment option in full, after deducting the underwriting discounts and commissions and estimated offering expenses. The Company intends to use the net proceeds of the offering to expand its superconductor wire manufacturing capacity, to pursue strategic business relationships for the purpose of executing its growth and diversification strategies, including minority investments and acquisitions, and for other general corporate purposes.
The above description of the underwriting agreement is qualified in its entirety by reference to the underwriting agreement, which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.
Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated November 10, 2010, regarding the legality of the shares of common stock to be issued and sold in the offering upon issuance and sale thereof. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

1.1	Underwriting Agreement, dated November 10, 2010, among the Company and the several underwriters named therein.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated November 10, 2010.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 10, 2010	AMERICAN SUPERCONDUCTOR CORPORATION
	By:	/s/ Gregory J. Yurek
		Name:	Gregory J. Yurek
		Title:	Chief Executive Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated November 10, 2010, among the Company and the several underwriters named therein.
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated November 10, 2010.
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).